UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of Earliest Event) July 24, 2002


                              Urbani Holdings, Inc.
                         ----------------------
             (Exact Name of Registrant as Specified in its Charter)


    Colorado                         0-22783              95-3966853
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(State or Other                    (Commission         (I.R.S. Employer
 Jurisdiction of                    File Number)         Identification
     Incorporation)                                                No.)


               20-24 40th Avenue, Long Island City, New York 11101
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               (Address of Principal Executive Offices) (Zip Code)


                                 (718) 392-5050
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              (Registrant's Telephone Number, Including Area Code)












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Item 4.  Changes in Registrant's Certifying Accountant.

On July 21, 2002, the Board of Directors of Urbani Holdings, Inc. ("Urbani"), dismissed Allen G. Roth, P.A. ("Roth") as independent public accountants for Urbani. The Board selected Sherb & Co., LLP, ("Sherb") to serve as independent public accountants for the fiscal year 2002.

Roth's report on Urbani's financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through the filing date of this Current Report on Form 8-K, there were no disagreements with Roth on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Roth's satisfaction, would have caused him to make reference to the subject matter in connection with his report on the Companies' financial statements for those years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Urbani has provided Roth with a copy of the foregoing disclosures and requested that Roth provide the required letter pursuant to Item 304(a)(3) stating its agreement with the above statements. Urbani will file the letter with the Securities and Exchange Commission upon its receipt.

During the years ended December 31, 2001 and 2000 and through the filing date of this Current Report on Form 8-K, Urbani did not consult with Sherb with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          URBANI HOLDINGS, INC
                                          --------------------
                                          (Registrant)


Date: July 24, 2002                    /s/Rosario Safina
                                          ---------------
                                          Rosario Safina
                                          President


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